   As filed with the Securities and Exchange Commission on February 10, 2000

                                                  Registration No. _____________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                            GALILEO TECHNOLOGY LTD.
            (Exact Name of Registrant as Specified in Its Charter)

              Israel                                    Not Applicable
----------------------------------------       ---------------------------------
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

Moshav Manof, D.N. Misgav, Israel                           20184
----------------------------------------       ---------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

         GALILEO TECHNOLOGY LTD. 1997 EMPLOYEES' STOCK OPTION PLAN and
              GALILEO TECHNOLOGY LTD. 1997 GTI STOCK OPTION PLAN
              --------------------------------------------------
                              (Full Title of Plan)

                                  Manuel Alba
                                   President
                            Galileo Technology Inc.
                              142 Charcot Avenue
                          San Jose, California 95131
                        ------------------------------
                    (Name and Address of Agent For Service)

                                (408) 367-1400
                                --------------
         (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:  Lior O. Nuchi
                    McCutchen, Doyle, Brown & Enersen, LLP
                               3150 Porter Drive
                       Palo Alto, California  94304-1212
                                (650) 849-4400

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                    Proposed        Proposed
             Title of                                Maximum        Maximum
            Securities                Amount         Offering       Aggregate      Amount of
              to be                   to be            Price         Offering     Registration
            Registered            Registered (1)   Per Share (2)    Price (2)         Fee
-------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01
    Nominal Value                 2,879,608       $19.40625    $55,882,392      $14,752.95
=================================================================================================


     (1) In addition to the Ordinary Shares set forth in the table, the amount to be registered includes an indeterminate number of Ordinary Shares issuable upon exercise of or in respect of the options, as such number may be adjusted as the result of stock splits, stock dividends and antidilution provisions (including adjustments to the option exercise prices) in accordance with Rule 416.

     (2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market System on February 9, 2000.

                                EXPLANATORY NOTE

          Registrant previously filed (i) a registration statement on Form S-8 (No. 33-7852) on October 24, 1997, covering 4,230,000 Ordinary Shares issuable under Registrant's 1997 Employees' Stock Option Plan and 1997 GTI Stock Option Plan (the "Plans"), (ii) a registration statement on Form S-8 (No. 333-57971) on June 29, 1998, covering an additional 809,656 shares of the same class of securities previously registered under the October 24, 1997 registration statement, (iii) a registration statement on Form S-8 (No. 333-63203) on September 10, 1998, covering an additional 750,000 shares of the same class of securities previously registered under the October 24, 1997 registration statement, and (iv) a registration statement on Form S-8 (No. 333-76735) on April 21, 1999, covering an additional 819,062 shares of the same class of securities previously registered under the October 24, 1997 registration statement (collectively, the "Prior Registration Statements"). On August 3, 1999, the shareholders approved an amendment to the Plans to authorize the issuance of an additional 600,000 shares of the same class of securities previously registered pursuant to the Plans (the "Amendment"). The allocation of these shares among the
     Plans shall be determined by the Board of Directors.   Effective September
     17, 1999, the Company declared a two-for-one stock split (in the form of a share dividend). Each of the Plans contains a provision automatically adjusting the authorized shares available for issuance in the event of a share dividend. Each of the Plans also contains a provision which automatically increases the authorized number of shares, on an annual basis, by an amount equal to four percent of the outstanding Ordinary Shares of the Company, effective January 1 of each year (an "Evergreen Clause"). This registration statement, filed pursuant to Rule 413, is made for the purpose of registering an additional 2,879,608 shares of the same class of securities previously registered pursuant to the Prior Registration Statements, including (1) an additional 1,200,000 shares issuable pursuant to the Amendment and (2) an additional 1,679,608 shares issuable January 1, 2000 pursuant to the Evergreen Clause.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

       (a) Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1998.

       (b) Registrant's Quarterly Reports on Form 6-K for the quarter ended March 31, 1999, filed May 18, 1999; June 30, 1999, filed on August 12, 1999;
September 30, 1999, filed on November 19, 1999; and Registrant's Report on Form 6-K dated August 5, 1999, filed on August 12, 1999.

       (c) The description of the Ordinary Shares of the Registrant contained in the Registrant's Registration Statement on Form 8-A dated July 25, 1997.

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 8.  Exhibits.

       See Index to Exhibits.

                                  SIGNATURES
                                  ----------

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this tenth day of February, 2000.


GALILEO TECHNOLOGY, LTD.


Name                                              Title                           Date
---------------------------------   ---------------------------------   -------------------------

/s/ Avigdor Willenz                 Chief Executive Officer
---------------------------------   (Principal Executive Officer)       February 10, 2000
Avigdor Willenz                     and Director

/s/ George A. Hervey                Chief Financial Officer
---------------------------------   (Principal Financial Officer)       February 10, 2000
George A. Hervey

                                    Financial Controller
/s/ Shoulamit Uzan                  (Principal Accounting Officer)      February 10, 2000
---------------------------------
Shoulamit Uzan


/s/ Manuel Alba                     President of GTI and Director       February 10, 2000
---------------------------------
Manuel Alba


/s/ Matty Karp                      Director                            February 10, 2000
---------------------------------
Matty Karp


/s/ Christopher J. Schaepe          Director                            February 10, 2000
---------------------------------
Christopher J. Schaepe

                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Hervey true and lawful attorney-in-fact and agent for such person with full power of substitution and re-substitution on his behalf and in such person's name, place and stead, and in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


Name                                              Title                           Date
---------------------------------   ---------------------------------   -------------------------
                                    Chief Executive Officer
                                    (Principal Executive Officer)
/s/ Avigdor Willenz                 and Director                        February 10, 2000
---------------------------------
Avigdor Willenz

                                    Chief Financial Officer
/s/ George A. Hervey                (Principal Financial Officer)       February 10, 2000
---------------------------------
George A. Hervey

                                    Financial Controller
/s/ Shoulamit Uzan                  (Principal Accounting Officer)      February 10, 2000
---------------------------------
Shoulamit Uzan


/s/ Manuel Alba                     President of GTI and Director       February 10, 2000
---------------------------------
Manuel Alba


/s/ Matty Karp                      Director                            February 10, 2000
---------------------------------
Matty Karp


/s/ Christopher J. Schaepe          Director                            February 10, 2000
---------------------------------
Christopher J. Schaepe

                               INDEX TO EXHIBITS

Number          Exhibit
--------------------------------------------------------------------------------

4.1/1/          Galileo Technology Ltd. 1997 Employees' Stock Option Plan

4.2/2/          Galileo Technology Ltd. 1997 GTI Stock Option Plan

5.1             Opinion regarding legality of securities to be offered

23.1            Consent of Ernst & Young LLP, Independent Auditors

23.2            Consent of Primes, Shiloh, Givon, Meir Law Office (see Exhibit
                5.1)

24.1            Power of Attorney (See page 5)


-----------------------------
/1/ Incorporated by reference to the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on April 21, 1999 (No. 333-76735)

/2/ Incorporated by reference to the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on April 21, 1999 (No. 333-76735)